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                                                                   Exhibit 21(i)


              SUBSIDIARIES OF HYSTER-YALE MATERIALS HANDLING, INC.


         As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of Hyster-Yale Materials Handling were as follows:


Name                                                                Incorporation
----                                                                -------------
NACCO Materials Handling Group, Pty. Ltd.                           Australia

NACCO Materials Handling B.V.                                       Netherlands

Hyster Europe Limited                                               United Kingdom

NACCO Materials Handling Group, Inc.                                Delaware

NACCO Materials Handling Group Ltd.                                 United Kingdom

NACCO Materials Handling (Scotland) Ltd.                            Scotland

NACCO Materials Handling (N.I.) Ltd.                                Northern Ireland

Yale Europe Materials Handling Ltd.                                 United Kingdom


         _______________________________________________________________________

         Certain subsidiaries of the Company which, considered in the aggregate, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X have been omitted.